UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 5, 2009

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2009, at the annual meeting of shareholders of Danaher Corporation (the “Company”), the Company’s shareholders approved certain amendments to the Company’s 2007 Stock Incentive Plan (the “Plan”). Following is a brief description of the amendments. The description is qualified in its entirety by reference to the amended 2007 Stock Incentive Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

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As originally approved by the Company’s shareholders, the Plan authorized the delivery of up to 12,000,000 shares of Common Stock pursuant to awards, of which no more than 4,000,000 could be granted in any form other than stock options or SARs. As amended, the Plan authorizes the delivery of up to an additional 7,000,000 shares for a total of 19,000,000 authorized shares, and no more than 6,000,000 of the 19,000,000 authorized shares may be granted in any form other than stock options or stock appreciation rights (“SARs”).

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The amended Plan provides that (1) for purposes of the sub-limit on the number of Plan shares that can be issued as full-value awards, if shares underlying an unexercised award return to the share pool pursuant to the Plan, such shares will only be credited to the sub-limit to the extent they were debited from such sub-limit when granted, and (2) shares of Common Stock issued to convert, replace or adjust outstanding options or other equity-compensation awards in connection with a merger or acquisition, as permitted by NYSE Listed Company Manual Section 303A.08, do not reduce the number of shares available for issuance under the Plan.

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The amendments strengthen the Plan’s prohibition on the repricing of options and SARs without shareholder consent by also prohibiting the Company from canceling and re-granting any outstanding option or SAR with a lower exercise price unless the Company’s shareholders have approved such transaction within 12 months prior to such event (except in connection with changes in the capital structure or a Substantial Corporate Change of the Company).

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The amended Plan provides that restricted stock awards and RSU awards must be granted subject to a minimum vesting period of 1 year (for performance based awards) or 3 years (for non-performance based awards), subject to specified exceptions.

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The amendments make clear certain provisions relating to the treatment of awards upon termination of employment, including that (1) the Administrator has the discretion to determine whether and when a termination of employment has occurred, (2) the spin-off, sale or disposition of a participant’s employer from the Company or one of its subsidiaries constitutes a termination of employment under the Plan, and (3) a participant’s active employment or other service-providing relationship for purposes of the Plan will not be extended by any notice period or “garden leave” mandated under local law. In addition, to the extent post-termination exercise of an option or SAR is permitted under Section 11(a) of the Plan and such exercise is not covered by an effective registration statement, the option or SAR will terminate on the later of 30 days after such exercise becomes covered by an effective registration statement or the end of the original 90 day post-termination exercise period, provided that no option or SAR may be exercised after the expiration of the award term.

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The definition of Substantial Corporate Change has been revised to clarify that a merger, consolidation or reorganization involving the Company does not constitute a Substantial Corporate Change if the voting securities of the Company outstanding prior to such event continue to represent more than 50% of the voting securities of the surviving entity. The amendments also clarify that only the consummation of one of the events specified in the definition would constitute a Substantial Corporate Change.

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The amendments adds language providing that consultants are eligible to receive awards under the Plan, allowing the Administrator to delegate authority to members of management (other than authority to make grants to non-employee directors), remedy ambiguities or omissions and adopt appropriate procedures, and clarifying that in general the Administrator may not amend the Plan or any outstanding award in a manner that would have a material adverse effect on any outstanding award.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1	2007 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: May 5, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	2007 Stock Incentive Plan, as amended